  As filed with the Securities and Exchange Commission on September 22, 1999.
                                                      Registration No. 333-83619
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------
                                AMENDMENT NO. 4
                                  TO FORM S-1
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933
                                ---------------
                        XM SATELLITE RADIO HOLDINGS INC.
             (Exact name of registrant as specified in its charter)
         Delaware                     4899                   54-1878819
     (State or other      (Primary Standard Industrial    (I.R.S. Employer
     jurisdiction of      Classification Code Number)  Identification Number)
     incorporation or
      organization)
                        1250 23rd Street, N.W., Suite 57
                          Washington, D.C. 20037-1100
                                 (202) 969-7100
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              Joseph M. Titlebaum
                         Senior Vice President, General
                             Counsel and Secretary
                        XM Satellite Radio Holdings Inc.
                        1250 23rd Street, N.W., Suite 57
                          Washington, D.C. 20037-1100
                                 (202) 969-7100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ---------------
                                With Copies To:
        David B.H. Martin, Esq.                 Gregory A. Ezring, Esq.
        Steven M. Kaufman, Esq.                     LATHAM & WATKINS
         HOGAN & HARTSON L.L.P.                     885 Third Avenue
         555 13th Street, N.W.                         Suite 1000
         Washington, D.C. 20004                 New York, New York 10022
             (202) 637-5600                          (212) 906-1200
                                ---------------
   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (as defined below), check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.
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

                      EXPLANATORY NOTE TO AMENDMENT NO. 4

   This Amendment No. 4 to the XM Satellite Radio Holdings Inc. Registration Statement on Form S-1 has been filed solely for the purpose of filing certain exhibits to the Registration Statement.

                 PART II INFORMATION NOT REQUIRED IN PROSPECTUS


                                     IIA-1

Item 16. Exhibits and Financial Statement Schedules.

   (a) Exhibits.

 Exhibit
   No.                                 Description
 -------                               -----------
  1.1     Form of Underwriting Agreement.

  3.1     Form of Restated Certificate of Incorporation of XM Satellite Radio
           Holdings Inc.

  3.2     Form of Amended and Restated Bylaws of XM Satellite Radio Holdings
           Inc.

  4.1+    Form of Certificate for our Class A common stock.

  5.1+    Opinion of Hogan & Hartson L.L.P. with respect to the common stock being registered.

 10.1++   Shareholders' Agreement, dated as of July 7, 1999, by and among XM
           Satellite Radio Holdings Inc., American Mobile Satellite
           Corporation, Baron Asset Fund, Clear Channel Investments, Inc.,
           Columbia XM Radio Partners, LLC, DIRECTV Enterprises, Inc., General
           Motors Corporation, Madison Dearborn Capital Partners III, L.P.,
           Special Advisors Fund I, LLC, Madison Dearborn Special Equity III,
           L.P., and Telcom-XM Investors, L.L.C.

 10.2++   Registration Rights Agreement, dated July 7, 1999, by and among XM
           Satellite Radio Holdings Inc., American Mobile Satellite
           Corporation, the Baron Asset Fund series of Baron Asset Fund, and the holders of Series A subordinated convertible notes of XM
           Satellite Radio Holdings Inc.

 10.3++   Note Purchase Agreement, dated June 7, 1999, by and between XM
           Satellite Radio Holdings Inc., XM Satellite Radio Inc., Clear
           Channel Communications, Inc., DIRECTV Enterprises, Inc., General
           Motors Corporation, Telcom-XM Investors, L.L.C., Columbia XM Radio
           Partners, LLC, Madison Dearborn Capital Partners III, L.P., Madison
           Dearborn Special Equity III, L.P., and Special Advisors Fund I, LLC
           (including form of Series A subordinated convertible note of XM
           Satellite Radio Holdings Inc. attached as Exhibit A thereto).

 10.4++*  Technology Licensing Agreement by and among XM Satellite Radio Inc.,
           XM Satellite Radio Holdings Inc., WorldSpace Management Corporation and American Mobile Satellite Corporation, dated as of January 1,
           1998, amended by Amendment No. 1 to Technology Licensing Agreement, dated June 7, 1999.

 10.5++*  Technical Services Agreement between XM Satellite Radio Holdings Inc.
           and American Mobile Satellite Corporation, dated as of January 1,
           1998, as amended by Amendment No. 1 to Technical Services Agreement, dated June 7, 1998.

 10.6++*  Satellite Purchase Contract for In-Orbit Delivery, by and between XM
           Satellite Radio Inc. and Hughes Space and Communications
           International, Inc., dated July 21, 1999.

 10.7+    Agreement by and between XM Satellite Radio, Inc. and
           STMicroelectronics Srl, dated November 2, 1998.

 10.8++* Distribution Agreement, dated June 7, 1999, between OnStar, a division of General Motors Corporation, and XM Satellite Radio Inc.

 10.9++*  Operational Assistance Agreement, dated as of June 7, 1999, between
           XM Satellite Radio Inc. and DIRECTV, INC.

 10.10++* Operational Assistance Agreement, dated as of June 7, 1999, between
           XM Satellite Radio Inc. and Clear Channel Communications, Inc.

 10.11++* Operational Assistance Agreement, dated as of June 7, 1999, between
           XM Satellite Radio Inc. and TCM, LLC.


                                     IIA-2

 Exhibit
   No.                                 Description
 -------                               -----------
 10.12+  Agreement, dated as of July 16, 1999 between XM Satellite Radio
          Holdings Inc. and Gary Parsons.

 10.13+  Employment Agreement, dated as of June 1, 1998, between XM Satellite
          Radio Holdings Inc. and Hugh Panero.

 10.14+  Letter Agreement with Lee Abrams date May 22, 1998.

 10.15+  Letter Agreement with Stelios Patsiokas dated September 14, 1998.

 10.16+  Letter Agreement with Heinz Stubblefield dated May 22, 1998.

 10.17++ Form of Indemnification Agreement between XM Satellite Radio Holdings
          Inc. and each of its directors and executive officers.

 10.18++ 1998 Shares Award Plan.

 10.19++ Form of Non-Qualified Stock Option Agreement.

 10.20*  Firm Fixed Price Contract #001 between XM Satellite Radio Inc. and
          Fraunhofer Gesellschaft zur Foderung Der angewandten Forschung e.V., dated July 16, 1999.

 10.21*  Contract for Engineering and Construction of Terrestrial Repeater
          Network System by and between XM Satellite Radio Inc. and LCC
          International, Inc., dated August 18, 1999.

 21.1+   Subsidiaries of XM Satellite Radio Holdings Inc.

 23.1+   Consent of Hogan & Hartson L.L.P. (contained in their opinion filed as
          Exhibit 5.1).

 23.2++  Consent of KPMG LLP.

 23.3++  Consent of Nathaniel A. Davis as future director.

 23.4++  Consent of Thomas J. Donohue as future director.

 24.1++  Powers of Attorney.

 27.1++  Financial Data Schedule.

--------
++ Previously filed.
+  To be filed by amendment.
* Certain confidential portions of this Exhibit were omitted by means of redacting a portion of the text. This Exhibit has been filed separately with the Secretary of the Commission without such text pursuant to our Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

   (b) Financial Statement Schedules included separately in the Registration Statement.


                                     IIA-3

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the District of Columbia, on the 22nd day of September, 1999.

                                          XM Satellite Radio Holdings Inc.

                                          By:    *
                                             Name: Hugh Panero
                                             Title: President and Chief
                                             Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amended Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    President, Chief Executive September 22, 1999
______________________________________  Officer, and Director
             Hugh Panero                (Principal Executive
                                        Officer)

                  *                    Senior Vice President and  September 22, 1999
______________________________________  Chief Financial Officer
          Heinz Stubblefield            (Principal Financial and
                                        Accounting Officer)

                  *                    Chairman of the Board of   September 22, 1999
______________________________________  Directors
           Gary M. Parsons

                  *                    Director                   September 22, 1999
______________________________________
           Randall T. Mays

                  *                    Director                   September 22, 1999
______________________________________
            Randy S. Segal


                                     IIA-4

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Director                   September 22, 1999
______________________________________
              Jack Shaw

                  *                    Director                   September 22, 1999
______________________________________
          Dr. Rajendra Singh

                  *                    Director                   September 22, 1999
______________________________________
          Ronald L. Zarrella

       *By: Joseph M. Titlebaum
______________________________________
         Joseph M. Titlebaum
           Attorney-in-Fact

                                     IIA-5